                                                                   EXHIBIT 10.11

                         STOCK SUBSCRIPTION AGREEMENT


     THIS STOCK SUBSCRIPTION AGREEMENT (the "Subscription Agreement") is made as of this 8th day of July, 1998 by and among CENTURY MAINTENANCE SUPPLY, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") and the Investors set forth on Schedule 1 hereto (collectively, the "Investors") who are subscribing for and purchasing the number of shares of 13 1/4% Senior Exchangeable Preferred Stock, Series B ("Preferred Stock"), par value $0.001 per share (the "Shares"), set forth opposite such Investor's name on Schedule 1.

     1.   Subscription of Shares.
          ----------------------

          1.1  Subscriptions.  Upon the terms and subject to the conditions of
               -------------
this Subscription Agreement, each Investor hereby subscribes for the number of Shares set forth opposite such Investor's name on Schedule 1, for a purchase price of $100.00 per share, for the aggregate purchase price set forth opposite such Investor's name on Schedule 1.

          1.2  Closing.  Upon the terms and subject to the conditions of this
               -------
Agreement, the closing (the "Closing") of the transactions contemplated by this Subscription Agreement shall take place at the same time and place and substantially concurrently with the closing under the Agreement and Plan of Merger dated as of May 5, 1998, by and among the Company, Century Acquisition Corporation, and the shareholders of the Company (the "Merger Agreement"). The only conditions to the Closing under this Subscription Agreement shall be the substantially concurrent satisfaction or waiver of the conditions to closing of the transactions contemplated by the Merger Agreement. At the Closing, the Company shall deliver to each Investor a certificate for the number of Shares set forth opposite such Investor's name on Schedule 1 duly registered in the name of such Investor.

          1.3  Payment by the Investors.  At the Closing, the Investors shall
               ------------------------
pay the purchase price, in the respective amounts set forth in Schedule 1, by wire transfer to an account designated by the Company for that purpose (which account may be an account in the name of the Company, or the paying agent in connection with the Merger).

          1.4  Stockholders' Agreement.  Each Investor hereby agrees to execute
               -----------------------
and deliver the Stockholders' Agreement by and among FS Equity Partners IV, L.P., Dennis C. Bearden, Century Airconditioning Supply, Inc. and the Company (the "Stockholders' Agreement") to be effective immediately following the Merger.

     2.   Investment Representations.  Each Investor represents and warrants to
          --------------------------
the Company as follows:

          (a) Investor is acquiring the Shares for his, her or its own account and not with a view to or for sale in connection with any distribution of the Shares.

          (b) Investor (i) is familiar with the business of the Company, (ii) has had an opportunity to discuss with representatives of the Company the condition of any prospects for the continued operation and financing of the Company and such other matters as Investor has deemed appropriate in considering whether to invest in the Shares, and (iii) has been provided access to all available information about the Company requested by Investor.

          (c) Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under the securities laws of any state and that Investor may not sell or otherwise transfer the Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits sale or other transfer without such registration and qualification.

     3.   Miscellaneous.
          -------------

          3.1  Legends on Certificates.  Any and all certificates now or
               -----------------------
hereafter issued evidencing the Shares shall have endorsed upon them a legend such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

          3.2  Further Assurances.  Each party hereto agrees to perform any
               ------------------
further acts and execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement.

          3.3  Binding Agreement.  This Agreement shall bind and inure to the
               -----------------
benefit of the successors and assigns of the Company and the personal representatives, heirs and legatees of Investor.

          3.4  Notices.  Any notice required or permitted to be given pursuant
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to this Agreement shall be in writing and shall be deemed given upon personal delivery or, if mailed, upon the expiration of 48 hours after mailing by any form of United States mail requiring a return receipt, addressed to Investor at its address shown on the books of the Company or the Company at 9100 Winkler Drive, Houston, Texas 77017, Attention: President. A party may change its address by giving written notice to the other parties setting forth the new address for the giving of notices pursuant to this Agreement.

          3.5  Amendments.  This Agreement may be amended at any time by the
               ----------
written agreement and consent of the parties hereof.

          3.6  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware.

          3.7  Disputes.  In the event of any dispute among the parties arising
               --------
out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

          3.8  Entire Agreement.  This Agreement, including the agreements
               ----------------
referred to herein, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.

          3.9  Headings.  Introductory headings at the beginning of each section
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of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section.

          3.10 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which, when taken together, shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              CENTURY MAINTENANCE SUPPLY, INC.


                              By:   /s/ Richard Penick
                                    --------------------------------------------
                                    Name:     Richard E. Penick
                                    Title:    Vice President, Assistant
                                              Secretary and Chief Financial
                                              Officer


                              FS EQUITY PARTNERS IV, L.P.

                              By:   FS Capital Partners, LLC
                              Its:  General Partner


                              By:   /s/ Jon D. Ralph
                                    --------------------------------------------
                                    Name:     Jon D. Ralph
                                    Its:      Managing Member



                                    /s/ Dennis Bearden
                                    --------------------------------------------
                                    Dennis C. Bearden

                                   SCHEDULE 1


                                                  AGGREGATE
                                   SHARES TO BE    PURCHASE
INVESTOR                             ACQUIRED       PRICE
--------------------------------   ------------   ----------

FS Equity Partners IV, L.P.            40,000     $4,000,000
Dennis C. Bearden                      80,000     $8,000,000